Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:  Gary J. Koester
President and CEO
(513) 574-0700
  gkoester@eaglesavings.com

EAGLE FINANCIAL BANCORP, INC.
ANNOUNCES STOCK REPURCHASE PROGRAM AND SEC DEREGISTRATION

CINCINNATI - Eagle Financial Bancorp, Inc. (the “Company”) (OTCQB: EFBI), the holding company for Eagle Savings Bank, today announced that its Board of Directors has adopted a new stock repurchase program pursuant to which the Company may repurchase up to 78,673 shares of its common stock, or approximately 5.0% of the Company’s outstanding shares.  Since announcing its first repurchase program in December 2018, the Company has repurchased 81,285 shares of its common stock at an average price of $15.90 per share.

Gary Koester, President and Chief Executive Officer of the Company, stated “The continued repurchase of our common stock is part of our long-term commitment to enhancing shareholder value. We may continue to repurchase our common stock when we determine that it is an attractive use of capital.”

The Company also announced today that its Board of Directors approved the termination of the registration of its common stock under the Securities Exchange Act of 1934, as amended.  A Form 15 will be filed with the Securities and Exchange Commission (the “SEC”) on or about August 6, 2020 in order to effect such deregistration.

Mr. Koester said “The Company is taking this action to reduce the legal, accounting and administrative costs associated with being an SEC reporting company.  The decision by the Board of Directors to deregister was made after careful consideration of the advantages and disadvantages of being a public reporting company and the high costs and demands on management’s time arising from compliance with our ongoing SEC reporting requirements.”

The obligation of the Company to file periodic reports with the SEC, including reports on Forms 10-K, 10-Q and 8-K, will be suspended upon filing of the Form 15.  Once the Form 15 is effective, which is expected to occur within 90 days of filing, the obligations of the Company to file proxy materials and other reports with the SEC will also be suspended. The Company intends to continue to report quarterly earnings via press release which will be publicly available on the Company’s website at www.eaglesavings.com.
After deregistration, the Company anticipates that its common stock will continue to be quoted on the OTCQB Market to the extent market makers continue to make a market in its shares.  No guarantee, however, can be made that a trading market in the Company’s common stock in any over-the-counter market will be maintained.

About Eagle Savings Bank
Eagle Savings Bank, an Ohio chartered savings association headquartered in Cincinnati, Ohio, was originally chartered in 1882. At March 31, 2020 Eagle Financial Bancorp, Inc., our holding company, had $144.1 million of total assets, $113.2 million of total deposits and $28.1 million of total stockholders’ equity. We provide financial services primarily to individuals, families and businesses through our main office and two branch offices located in Hamilton County, Ohio.
Forward-looking statements
This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This release contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “contemplate,” “continue,” “target” and words of similar meaning.  These forward-looking statements include, but are not limited to:
•	statements of our goals, intentions and expectations;
•	statements regarding our business plans, prospects, growth and operating strategies;
•	statements regarding the asset quality of our loan and investment portfolios; and
•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this report.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:
•	our ability to continue to manage our operations successfully;
•
effect of the Coronavirus Disease 2019 (COVID-19) pandemic on our Company, the communities where we have our branches, the state of Ohio and the United States, related to the economy and overall financial stability, which may also exacerbate the effects of the other factors listed herein;

•	our ability to successfully implement our business plan of managed growth, diversifying our loan portfolio and increasing mortgage banking operations to improve profitability;
•	our success in increasing our commercial business, commercial real estate, construction and home equity lending;
•	adverse changes in the financial industry, securities, credit and national local real estate markets (including real estate values);
•
significant increases in our loan losses, including as a result of our inability to resolve classified and non-performing assets or reduce risks associated with our loans, and management’s assumptions in determining the adequacy of the allowance for loan losses;

•	credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and in our allowance for loan losses and provision for loan losses;
•	the use of estimates in determining fair value of certain of our assets, which may prove to be incorrect and result in significant declines in valuations;
•	competition among depository and other financial institutions;
•	our ability to attract and maintain deposits and our success in introducing new financial products;
•	our ability to maintain our asset quality even as we increase our commercial business, commercial real estate, construction, and home equity lending;
•
changes in interest rates generally, including changes in the relative differences between short term and long term interest rates and in deposit interest rates, that may affect our net interest margin and funding sources;

•	fluctuations in the demand for loans, which may be affected by the number of unsold homes, land and other properties in our market areas and by declines in the value of real estate in our market area;
•	changes in consumer spending, borrowing and saving habits;
•	declines in the yield on our assets resulting from the current low interest rate environment;
•	risks related to a high concentration of loans secured by real estate located in our market area;
•
the results of examinations by our regulators, including the possibility that our regulators may, among other things, require us to increase our allowance for loan losses, write down assets, change our regulatory capital position, limit our ability to borrow funds or maintain or increase deposits, or prohibit us from paying dividends, which could adversely affect our dividends and earnings;

•	changes in the level of government support of housing finance;
•	our ability to enter new markets successfully and capitalize on growth opportunities;
•
changes in laws or government regulations or policies affecting financial institutions, including the Dodd-Frank Act and the JOBS Act, which could result in, among other things, increased deposit insurance premiums and assessments, capital requirements, regulatory fees and compliance costs, particularly the new capital regulations, and the resources we have available to address such changes;

•
changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board;

•
changes in our compensation and benefit plans, and our ability to retain key members of our senior management team and to address staffing needs in response to product demand or to implement our strategic plans;

•	loan delinquencies and changes in the underlying cash flows of our borrowers;
•	our ability to control costs and expenses, particularly those associated with operating as a publicly traded company;
•	the failure or security breaches of computer systems on which we depend;
•	the ability of key third-party service providers to perform their obligations to us;

•	changes in the financial condition or future prospects of issuers of securities that we own; and
•	other economic, competitive, governmental, regulatory and operational factors affecting our operations, pricing, products and services described elsewhere in our SEC filings.

Given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus that has caused the COVID-19 pandemic can be controlled and abated and when and how the economy may be reopened. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, our forward-looking statements are subject to the following additional risks, uncertainties and assumptions:

•	demand for our products and services may decline;
•	if the economy is unable to substantially reopen, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase;
•	collateral for loans, especially real estate, may decline in value;
•	our allowance for loan losses may have to be increased if borrowers experience financial difficulties;
•	the net worth and liquidity of loan guarantors may decline;
•
as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities;

•	a material decrease in net income or a net loss over several quarters could result in a decrease in the rate of our quarterly cash dividend;
•	actions taken by the federal, state or local governments to cushion the impact of COVID-19 on consumers and businesses may have a negative impact on us and our business;
•	our cyber security risks are increased as the result of an increase in the number of employees working remotely; and
•	FDIC premiums may increase if the agency experiences additional resolution costs.

Because of these and a wide variety of other uncertainties our actual future results may be materially different from the results indicated by these forward-looking statements.